THE AES CORPORATION                                                   EXHIBIT 11
-------------------

STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
FOR THE PERIODS ENDED MARCH 31, 1997 AND 1998

------------------------------------------------------------------------------------------------------------
                                                               THREE              THREE
                                                               MONTHS             MONTHS
                                                               ENDED              ENDED
                                                              3/31/97            3/31/98
------------------------------------------------------------------------------------------------
($ in millions, except per share amounts)

BASIC

    WEIGHTED AVERAGE SHARES
      OUTSTANDING                                                  155.5              175.1
                                                           --------------     --------------

    NET INCOME                                                 $      40          $      65
                                                           ==============     ==============

    PER SHARE AMOUNT                                           $    0.26          $    0.37
                                                           ==============     ==============

DILUTED
-------
Weighted Average Number of Shares
   of Common Stock Outstanding                                     155.5              175.1

Net effect of Dilutive Stock Options and
   Warrants Based on the Treasury Stock
   Method Using Ending Market Price                                  3.9                4.1

Stock Units Allocated to the Deferred
   Compensation Plans for
   Executives and Directors                                          0.2                0.2

Effect of Tecons - Based on
   the If-Converted Method                                           0.0                6.9
                                                           --------------     --------------

    WEIGHTED AVERAGE SHARES
      OUTSTANDING                                                  159.6              186.3
                                                           ==============     ==============

    NET INCOME                                                 $      40          $      65
Additional Contribution to Net Income if
  Tecons is fully converted                                            0                  3
                                                           --------------     --------------
    ADJUSTED NET INCOME                                        $      40          $      68
                                                           ==============     ==============

    PER SHARE AMOUNT                                           $    0.25          $    0.37
                                                           ==============     ==============